Exhibit 99.2



                         Form 3 Joint Filer Information



This statement on Form 3 is filed by Ristretto Group S.a.r.l., Ristretto Holdings SCA and Ristretto Managers S.a.r.l.


Address for each of the Reporting Persons:                20, rue de la Poste, L-2346,
                                                          Luxembourg

Date of Event Requiring Statement for each of the         July 18, 2007
Reporting Persons:

Designated Filer for each of the Reporting Persons:       Ristretto Group S.a.r.l.

Issuer Name & Ticker or Trading Symbol for each of the    Williams Scotsman International,
Reporting Persons:                                        Inc.; WLSC

Relationship of each of the Reporting Persons to Issuer   10% Owner


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Date: August 9, 2007

                         RISTRETTO GROUP S.A.R.L.


                             By:   /s/ Glenn E. Schoenfeld, attorney-in-fact
                                 -----------------------------------------------
                                     ** Signature of Reporting Person


                         RISTRETTO HOLDINGS SCA


                             By:   /s/ Glenn E. Schoenfeld, attorney-in-fact
                                 -----------------------------------------------
                                     ** Signature of Reporting Person


                         RISTRETTO MANAGERS S.A.R.L.


                             By:   /s/ Glenn E. Schoenfeld, attorney-in-fact
                                 -----------------------------------------------
                                     ** Signature of Reporting Person